Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at Bank of America Merrill Lynch 2011 Smid Cap Conference

ATLANTA, May 9, 2011 -- RPC Incorporated (NYSE: RES) announced today that it will present at the Bank of America Merrill Lynch 2011 Smid Cap Conference in Boston on Tuesday, May 10, 2011 at 3:20 p.m. Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recently published financial results.  Management's remarks will be available in real time at https://www.veracast.com/webcasts/baml/smid2011/id14754400.cfm and will be archived on RPC’s investor website, http://www.rpc.net for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
Vice President, Corporate Finance
404-321-2162
jlanders@rpc.net

Sharon Lennon
Manager, Investor Relations
404-321-2172
slennon@rpc.net